Exhibit 1.2

PRICING AGREEMENT

May 16, 2019

SMBC Nikko Securities America, Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. International plc

As Representatives of the several Underwriters

named in Schedule I hereto

c/o SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

c/o Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, NY 10022

c/o Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated May 16, 2019 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the principal amounts of its Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. A reference to the Indenture shall be deemed to refer to: (i) with respect to the Company’s 0.495% Senior Notes due 2026 (the “2026 Notes”), the Indenture, dated as of November 9, 2001 (the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” as successor in interest to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.)), as supplemented by the Thirtieth Supplemental Indenture, to be dated as of May 23, 2019, between the Company and the Trustee, (ii) with respect to the Company’s 0.769% Senior Notes due 2029 (the “2029 Notes”), the Senior Indenture, as supplemented by the Thirty-First Supplemental Indenture, to be dated as of May 23, 2019, between the Company and the Trustee, (iii) with respect to the Company’s 0.898% Senior Notes due 2031 (the “2031 Notes”), the Senior Indenture, as supplemented by the Thirty-Second Supplemental Indenture, to be dated as of May

23, 2019, between the Company and the Trustee, (iv) with respect to the Company’s 1.189% Senior Notes due 2034 (the “2034 Notes”), the Senior Indenture, as supplemented by the Thirty-Third Supplemental Indenture, to be dated as of May 23, 2019, between the Company and the Trustee, and (v) with respect to the Company’s 1.385% Senior Notes due 2039 (the “2039 Notes”), the Senior Indenture, as supplemented by the Thirty-Fourth Supplemental Indenture, to be dated as of May 23, 2019, between the Company and the Trustee. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

2

Very truly yours,

METLIFE, INC.

By:	/s/ Edward A. Spehar
Name:	Edward A. Spehar
Title:	Executive Vice President and Treasurer

[Signature page to Senior Notes Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

MIZUHO SECURITIES USA LLC

By:	/s/ Bob Fahrbach
Name:	Bob Fahrbach
Title:	Managing Director

[Signature page to Senior Notes Pricing Agreement]

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Yoshihiro Satake
Name:	Yoshihiro Satake
Title:	Managing Director

[Signature page to Senior Notes Pricing Agreement]

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Valentino Belgioioso
Name:	Valentino Belgioioso
Title:	Vice President

[Signature page to Senior Notes Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2034 Notes to be Purchased	Principal Amount of 2039 Notes to be Purchased
SMBC Nikko Securities America, Inc.	¥6,380,000,000.00	¥16,210,000,000.00	¥2,660,000,000.00	¥6,620,000,000.00	¥6,090,000,000.00
Mizuho Securities USA LLC	¥5,250,000,000.00	¥13,630,000,000.00	¥2,220,000,000.00	¥5,560,000,000.00	¥5,120,000,000.00
Morgan Stanley & Co. International plc	¥5,250,000,000.00	¥13,630,000,000.00	¥2,220,000,000.00	¥5,560,000,000.00	¥5,120,000,000.00
Barclays Bank PLC	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
BNP Paribas	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
Citigroup Global Markets Limited	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
Credit Suisse Securities (Europe) Limited	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
Deutsche Bank Securities Inc.	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
Goldman Sachs & Co. LLC	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
HSBC Securities (USA) Inc.	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
J.P. Morgan Securities plc	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
Merrill Lynch International	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
Nomura Securities International, Inc.	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
Wells Fargo Securities, LLC	¥610,000,000.00	¥1,560,000,000.00	¥260,000,000.00	¥640,000,000.00	¥590,000,000.00
Scotia Capital (USA) Inc.	¥470,000,000.00	¥1,230,000,000.00	¥180,000,000.00	¥500,000,000.00	¥460,000,000.00
Société Générale	¥470,000,000.00	¥1,230,000,000.00	¥180,000,000.00	¥500,000,000.00	¥460,000,000.00
U.S. Bancorp Investments, Inc.	¥470,000,000.00	¥1,230,000,000.00	¥180,000,000.00	¥500,000,000.00	¥460,000,000.00
Drexel Hamilton, LLC	¥100,000,000.00	¥290,000,000.00	¥100,000,000.00	¥110,000,000.00	¥100,000,000.00
Samuel A. Ramirez & Company, Inc.	¥100,000,000.00	¥290,000,000.00	¥100,000,000.00	¥110,000,000.00	¥100,000,000.00

Total	¥25,200,000,000.00	¥64,900,000,000.00	¥10,700,000,000.00	¥26,500,000,000.00	¥24,400,000,000.00

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

MetLife, Inc.

¥25,200,000,000 0.495% Senior Notes due 2026

¥64,900,000,000 0.769% Senior Notes due 2029

¥10,700,000,000 0.898% Senior Notes due 2031

¥26,500,000,000 1.189% Senior Notes due 2034

¥24,400,000,000 1.385% Senior Notes due 2039

Final Term Sheet

May 16, 2019

Issuer:	MetLife, Inc. (the “Issuer”)

Securities:

0.495% Senior Notes due 2026 (the “2026 Notes”)

0.769% Senior Notes due 2029 (the “2029 Notes”)

0.898% Senior Notes due 2031 (the “2031 Notes”)

1.189% Senior Notes due 2034 (the “2034 Notes”)

1.385% Senior Notes due 2039 (the “2039 Notes” and, together with the 2026 Notes, the 2029 Notes, the 2031 Notes and the 2034 Notes, the “Notes”)

Principal Amount:	¥25,200,000,000 (2026 Notes) ¥64,900,000,000 (2029 Notes) ¥10,700,000,000 (2031 Notes) ¥26,500,000,000 (2034 Notes) ¥24,400,000,000 (2039 Notes)

Price to the Public:	100.00% of principal amount

Gross Underwriting Discount:	0.400% (2026 Notes) 0.450% (2029 Notes) 0.500% (2031 Notes)

Schedule II - 1

0.600% (2034 Notes) 0.700% (2039 Notes)

Proceeds to Issuer Before Expenses:	¥150,923,850,000

Maturity Date:	May 22, 2026 (2026 Notes) (short last coupon) May 23, 2029 (2029 Notes) May 23, 2031 (2031 Notes) May 23, 2034 (2034 Notes) May 23, 2039 (2039 Notes)

Trade Date:	May 16, 2019

Settlement Date*:	May 23, 2019 (T+5)

Interest Payment Dates:	Semi-annually in arrears on May 23 and November 23 of each year

First Interest Payment Date:	November 23, 2019

Coupon:	0.495% (2026 Notes) 0.769% (2029 Notes) 0.898% (2031 Notes) 1.189% (2034 Notes) 1.385% (2039 Notes)

Reference Rate:

0.075% (equivalent to 7-year Swap Offer Rate on Bloomberg “GDCO 157 <GO>,” rounded up to three decimal places) (2026 Notes)

0.169% (equivalent to 10-year Swap Offer Rate on Bloomberg “GDCO 157 <GO>,” rounded up to three decimal places) (2029 Notes)

0.248% (equivalent to 12-year Swap Offer Rate on Bloomberg “GDCO 157 <GO>,” rounded up to three decimal places) (2031 Notes)

0.349% (equivalent to 15-year Swap Offer Rate on Bloomberg “GDCO 157 <GO>,” rounded up to three decimal places) (2034 Notes)

0.485% (equivalent to 20-year Swap Offer Rate on Bloomberg “GDCO 157 <GO>,” rounded up to three decimal places) (2039 Notes)

Schedule II - 2

Spread to Reference Rate:	+ 42 bps (2026 Notes) + 60 bps (2029 Notes) + 65 bps (2031 Notes) + 84 bps (2034 Notes) + 90 bps (2039 Notes)

Yield to Maturity:	0.495% (2026 Notes) 0.769% (2029 Notes) 0.898% (2031 Notes) 1.189% (2034 Notes) 1.385% (2039 Notes)

Denominations:	¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:	The Notes will not be redeemable prior to maturity unless certain events occur involving United States taxation as described in the Preliminary Prospectus Supplement, dated May 13, 2019.

Day Count:	30/360

Business Day Convention:	Following, Unadjusted

Business Day Centers:	New York, London, Tokyo

Governing Law:	New York

CUSIP/ISIN/Common Code:

59156R BU1/XS1999734954/199973495 (2026 Notes)

59156R BV9/XS1999735688/199973568 (2029 Notes)

59156R BW7/XS1999735761/199973576 (2031 Notes)

59156R BX5/XS1999735845/199973584 (2034 Notes)

59156R BY3/XS1999737031/199973703 (2039 Notes)

Settlement:	Euroclear; Clearstream, Luxembourg

Schedule II - 3

MiFID II Target Market (MiFID II Product Governance) and PRIIPs:	Manufacturer target market is eligible counterparties and professional clients only (all distribution channels).** No PRIIPs key information document has been prepared as not available to retail in the European Economic Area.

Joint Book-Running Managers:	SMBC Nikko Securities America, Inc. Mizuho Securities USA LLC Morgan Stanley & Co. International plc

Senior Co-Managers:

Barclays Bank PLC

BNP Paribas

Citigroup Global Markets Limited

Credit Suisse Securities (Europe) Limited

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities plc

Merrill Lynch International

Nomura Securities International, Inc.

Wells Fargo Securities, LLC

Co-Managers:	Scotia Capital (USA) Inc. Société Générale U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Drexel Hamilton, LLC Samuel A. Ramirez & Company, Inc.

*We expect that delivery of the Notes will be made to investors on or about May 23, 2019, which is the fifth Tokyo business day following the date of this term sheet (such settlement being referred to as “T+5”). Under the EU Central Securities Depositories Regulation, trades in the secondary market are required to settle in two London business days, unless the parties to any such trade expressly agree otherwise. Also, under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes earlier than the second London business day, or the second New York business day, before May 23, 2019 will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

**Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU, as amended ( “MiFID II”); and (ii) all channels for distribution of these securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending these securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment

Schedule II - 4

in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The offering of each series of Notes is not conditioned on the completion of the offering of any other series of Notes. The Issuer may sell 2026 Notes, 2029 Notes, 2031 Notes, 2034 Notes or 2039 Notes, or any combination thereof.

The Issuer has filed a registration statement (including a prospectus and related prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus and related prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related prospectus supplement upon your request by calling SMBC Nikko Securities America, Inc. toll free at 1-888-868-6856, Mizuho Securities USA LLC toll free at 1-866-271-7403 or Morgan Stanley & Co. International plc toll free at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule II - 5

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of the 2026 Notes: 99.600% of the principal amount thereof

Underwriters’ Purchase Price of the 2029 Notes: 99.550% of the principal amount thereof

Underwriters’ Purchase Price of the 2031 Notes: 99.500% of the principal amount thereof

Underwriters’ Purchase Price of the 2034 Notes: 99.400% of the principal amount thereof

Underwriters’ Purchase Price of the 2039 Notes: 99.300% of the principal amount thereof

Closing Date: May 23, 2019

Securities to be delivered and paid for at: Office of the Common Depositary

Addresses for Notices, etc. to the Representatives:

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

Attention: Debt Capital Markets

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, NY 10022

Attention: Debt Capital Markets

Fax: (212) 205-7812

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

Attention: Head of Transaction Management Group, Global Capital Markets

Tel: +44 20 7677 7799

Fax: +44 20 7056 4984

Email: tmglondon@morganstanley.com

Schedule III - 1